Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of USA Compression Partners, LP on Form S-8 (No. 333-228362) of our report dated January 9, 2026, relating to the consolidated financial statements of J-W Energy Company, appearing in the Current Report on Form 8-K/A of USA Compression Partners, LP dated January 12, 2026, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Dallas, Texas

July 15, 2026